SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

Virgin America Inc.

(Name of Registrant as Specified In Its Charter)

Alaska Air Group, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Alaska Air Group, Inc.

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Virgin America Inc.

Commission File No.: 001-36718

The following presentation was given by Alaska Air Group, Inc. to employees of Virgin America Inc. on April 12, 2016.

The Premier Airline for People on the West Coast.

Safe Harbor This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on, and include statements about, the Company’s estimates, expectations, beliefs, intentions, and strategies for the future, and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Please refer to the risk factors described in Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Why we admire what you’ve done.

While we lead in the PNW, you’re strong in highly competitive California markets.

You offer an excellent customer experience… Widely Recognized as Best in Class

…while being operationally sound…

THE WALL STREET JOURNAL.

2015 Airline Scorecard | Rankings of major carriers in key operational areas, best to worst

	Overall rank	On-time arrivals	Canceled flights	Extreme delays	2-hour tarmac delays	Mishandled baggage	Involuntary bumping	Fewest Complaints
1	Alaska	Alaska	Frontier	Alaska	Alaska	Virgin Amer.	JetBlue	Alaska
2	Virgin Amer.	Delta	Virgin Amer.	Delta	Southwest	JetBlue	Virgin Amer.	Southwest
3	Delta	Southwest	Alaska	Southwest	Virgin Amer.	Delta	Delta	Delta
4	Southwest	Virgin Amer.	Southwest	Virgin Amer.	Delta	Spirit	Spirit	JetBlue
5	JetBlue	JetBlue	Delta	American	Frontier	Frontier	Alaska	Virgin Amer.
6	Frontier	United	JetBlue	United	JetBlue	United	American	United
7	United	American	Spirit	JetBlue	Spirit	Southwest	United	American
8	Spirit	Frontier	United	Frontier	United	Alaska	Southwest	Frontier
9	American	Spirit	American	Spirit	American	American	Frontier	Spirit

Sources: On-time and canceled flights data for full year 2014 from masFlight. Includes regional affiliate flights. extreme delays, which are 45 minutes or longer, compiled by FlightStats Inc. Two-hour tarmac delays, mishandled baggage, and consumer complaints from Department of Transportation based on 12 months ended in November. DOT involuntary-bumping data 12 months through September.

Alaska AIRLINES + Virgin america

6

…and keeping your fares low. Source: U.S. Department of Transportation, 12 months ended Q3 2015 North American Origin and Departures (stage-length adjusted to industry average fare of 1,165) Stage-length Adjusted Average Domestic Fares

Why we think this combination is a good idea.

We are bullish on the industry… 1977 2009 33 years -$52B $45B 2010 2015 6 years Changed Industry Dynamics Fundamentally changed industry structure Returns-focused leadership teams Constrained airport real estate Growth in leisure travel New revenue sources

*U.S. Domestic Industry Data from A4A Overall Growth Rate: 7.7% Industry Growth Rate: 1.0% Alaska Mainline ASM Growth by Year, 1995–2015 …and confident in our ability to successfully grow.

We believe there is significant demand for low-fare carriers that offer a premium product. Network Carriers North America Revenue Low Fare Premium Product Carriers Low Cost Carriers Ultra Low Cost Carriers

Alaska is heavily invested in California, but not to the extent required to establish a meaningful presence. Average daily scheduled seats for YE3Q16 52% 43% 52% 7% Alaska Airlines Current Seat Share

Rank Market 1 JFK 2 LAX 3 Las Vegas 4 Chicago 5 Boston 6 SEATTLE 7 Newark 8 San Diego 9 Denver 10 Dulles SFO Customer Utility Service in Top 10 Markets from SFO Rank Market 1 JFK 2 LAX 3 Las Vegas 4 Chicago 5 Boston 6 Seattle 7 Newark 8 San Diego 9 Denver 10 Dulles Utility percentage represents share of domestic revenue for the year ended Q32015. Combined, Alaska and Virgin’s San Francisco market share moves from a distant #6…

…to a strong #2. Making the combined airline a major player in California, with SFO as the main hub. SFO Customer Utility Service in Top 10 Markets from SFO Rank Market 1 JFK 2 LAX 3 Las Vegas 4 Chicago 5 Boston 6 SEATTLE 7 Newark 8 San Diego 9 Denver 10 Dulles Rank Market 1 JFK 2 LAX 3 Las Vegas 4 Chicago 5 Boston 6 Seattle 7 Newark 8 San Diego 9 Denver 10 Dulles Utility percentage represents share of domestic revenue for the year ended Q32015.

From day one, we will have the largest seat share on the West Coast. 21% 16% 12% 12% 7% 2% *North America Seat Share from Alaska, Oregon, Washington, and California YE3Q16; total is less than 100% because smaller “other” category is excluded Share of West Coast seats. 1% 22%

Together, we’ll be bigger and better ... $5.6 billion 32 million 152 Boeing 52 Q400 15 regional jets 1,000 112 $1.3 billion $1.5 billion 7 million 60 Airbus 200 24 $200 million $7.1 billion 39 million 279 1,200 114* $1.5 billion + = Annual Revenues Annual Passengers Aircraft Daily Departures Destinations Pre-Tax Profit *AS and VX have 22 current destinations that overlap.

… giving us a powerful platform for growth. Powerful West Coast network Access to constrained airports Opportunity to grow & improve loyalty Enhanced partnerships Increased Influence California customer base

Combining Alaska and Virgin America will create the premier West Coast airline, benefiting … Employees Growth and Stability Customers Bigger network and Leading Loyalty Program Communities Greater Community Outreach Investors Significant Synergies and Growth Trajectory

A little about us.

Like you, we run a safe and reliable operation... Both Airlines Listed on the IOSA Registry On-time Arrivals

…and share your passion for outstanding service. Highest in Customer Satisfaction Among Traditional Carriers for 8 Years in a Row

…and share your passion for outstanding service. Highest in Customer Satisfaction Among Traditional Carriers for 8 Years in a Row

We have a strong tradition of innovation. Beta Testing Electronic Bag Tags Pioneered RNP in 1996 Only 5 Star App in Apple App Store First Airline Globally to Sell Tickets Online

We recently took steps to refresh our brand …

… and will explore options for the Virgin America brand in the future.

You will be joining a financially strong company. Industry and sector-leading pre-tax margin in 2015.

Looking ahead.

Alaska has some exciting upgrades on the horizon. Uniforms Designed by Luly Yang Regional Jets to Feed Mainline Premium Class

What all this means for Teammates.

We both share a passion for a great workplace…

…and this combination will create opportunities for career growth. • Controlling our own destiny – a bigger, stronger national competitor to the big 4 airlines • An aggressive-but-achievable vision to be the West Coast’s premier airline • Grow and thrive together as a part of an independent airline

Our ask: Continue to focus on safety as your #1 priority.

A timeline of what’s ahead … April Announcement Q4 2016 Deal Close Q1 2018 Single Operating Certificate Q2/Q3 2016 Estimated Date of VX Shareholders Meeting to Consider the Merger Q3/Q4 2016 Estimated Conclusion of Regulatory Review Combined Company with Two Operating Certificates Integration Planning

And we’re committed to keeping you informed during this transition process. What are your future plans for our airline? Did you buy us to shut us down? What are your plans for our Airbus fleet? What are your thoughts about the Virgin brand we’ve built? What are your thoughts about the Virgin America culture? How will you blend our culture with Alaska’s? What we’ve heard so far.

The Premier Airline for People on the West Coast

Additional Information About the Merger and Where to Find It This communication may be deemed to be solicitation material in respect of the merger of Virgin America Inc. (“Virgin America”) with a wholly owned subsidiary of Alaska Air Group, Inc. (“Alaska Air Group”). Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Virgin America with a wholly owned subsidiary of Alaska Air Group. Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation

Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking information about Alaska Airlines, Virgin America and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “likely,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof, and may include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations, products and services of Virgin America and/or Alaska Airlines. Alaska Airlines and Virgin America caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may differ materially from those contained in any forward-looking statements. Such risks and uncertainties include: the failure to obtain Virgin America stockholder approval of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the transaction to Virgin America and its management; the effect of announcement of the transaction on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Alaska Airlines and Virgin America are described in greater detail in their respective SEC filings, including (i) as to Alaska Airlines, Alaska Airlines’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Alaska Airlines with the SEC after the date thereof, and (ii) as to Virgin America, Virgin America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Alaska Airlines and Virgin America make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.